As filed with the Securities and Exchange Commission on October 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Mobile Games and Entertainment Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Block A, 15/F Huajian Building

233 Tianfu Road, Tianhe District

Guangzhou, PRC

(86) 20 8561 3455

(Address of registrant’s principal executive offices and zip code)

China Mobile Games and Entertainment Group Limited Share Option Scheme

(Full Title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(Name and address of agent for service)

(212) 750-6474

(Telephone number, including area code, of agent for service))

Copies to:

David T. Zhang, Esq.

Benjamin Su, Esq.

Kirkland & Ellis International LLP

26th Floor, Gloucester Tower

The Landmark, 15 Queen’s Road Central

Hong Kong

(852) 3761 3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)		Proposed maximum offering price per share			Proposed maximum aggregate offering price		Amount of registration fee
Class A ordinary shares, par value US$0.001 per share	25,835,712	(3)	US$	0.605	(3)	US$	15,630,606	US$	2,132
Class A ordinary shares, par value US$0.001 per share	30,458,855	(4)	US$	0.699	(4)	US$	21,290,740	US$	2,904
Total	56,294,567		—			US$	36,921,345	US$	5,036

(1)           The shares being registered hereby may be represented by American depositary shares, or ADSs, of China Mobile Games and Entertainment Group Limited (the “Registrant”), each ADS representing 14 ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-183539).

(2)           This Registration Statement registers Class A ordinary shares issuable pursuant to the Share Option Scheme (the “Scheme”) which became effective November 15, 2011. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Scheme.

(3)           These shares are issuable upon exercise of outstanding options granted under the Scheme, and the proposed maximum offering price per share represents the exercise price of these options.

(4)           These shares are reserved for future award grants under the Scheme, and the proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee under Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices for the Registrant’s ADSs, as reported on the Nasdaq Global Market on October 5, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Scheme Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*      Information required by Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I have been or will be separately provided to the participants covered by the Scheme, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)   The Registrant’s prospectus (File no. 333-183423) filed pursuant to Rule 424(b)(3) under the Securities Act on September 21, 2012;

(b)   The Registrant’s Registration Statement on Form F-6 (File No. 333-183539) filed with the Commission on August 24, 2012; and

(c)   The description of the Registrant’s ordinary shares and ADSs contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35645) filed with the Commission on September 7, 2012, which incorporates by reference the description of the Registrant’s Class A ordinary shares and ADSs set forth under “Description of Share Capital,” “Description of American Depositary Shares” and “Shares Eligible For Future Sale” in the Registrant’s Registration Statement on Form F-1 (File No. 333-183423) (the “F-1 Registration Statement”) filed with the Commission including any amendment and report subsequently filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as a provision purporting to provide indemnification against civil fraud or the consequences of committing a crime.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to the F-1 Registration Statement, we may agree to indemnify our directors and officers against certain liabilities and expenses arising from their being a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to the Registrant’s directors or officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See the attached Exhibit Index.

Item 9.    Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on October 8, 2012.

China Mobile Games and Entertainment Group Limited

By:	/s/ Ken Jian Xiao
Name: Ken Jian Xiao
Title: Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Hendrick Sin and Ken Fei Fu Chang, with full power to act alone, as his or her true and lawful attorneys-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 8, 2012.

Signature	Title

/s/ Lijun Zhang	Chairman
Name: Lijun Zhang
/s/ Hendrick Sin	Vice-chairman of the board
Name: Hendrick Sin
/s/ Yongchao Wang	Vice-chairman of the board
Name: Yongchao Wang
/s/ Ken Jian Xiao	Director and Chief Executive Officer
Name: Ken Jian Xiao
/s/ Ken Fei Fu Chang	Director and Chief Financial Officer
Name: Ken Fei Fu Chang
/s/ Chen-Wen Tarn	Director
Name: Chen-Wen Tarn
/s/ Estella Yi Kum Ng	Director
Name: Estella Yi Kum Ng
/s/ Haila Wang	Director
Name: Haila Wang
/s/ Diana Arias	Authorized U.S. Representative
Name: Diana Arias (Senior Managing Officer) on behalf of Law Debenture Corporate Services Inc

[Signature Page to S-8]

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-183423) filed with the Securities and Exchange Commission)

4.2

Deposit Agreement among the Registrant, the depositary and holders of the American depositary shares issued thereunder (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-183423) filed with the Securities and Exchange Commission)

5.1*	Opinion of Maples and Calder, counsel to the Registrant, regarding the legality of the ordinary shares

10.1

Registrant’s Share Option Scheme (incorporated by reference to Exhibit 10.47 to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-183423) filed with the Securities and Exchange Commission)

23.1*	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

*              Filed herewith.